SOUTHEAST
  FINANCIAL
HOLDINGS, INC.
--------------- | | |
2915 TOWNE VILLAGE DRIVE
       DULUTH, GA  30097
            770-418-1977
      FAX:  770-418-1226


                                    AGREEMENT

The following are the terms and conditions for Southeast Financial Holdings, Inc., hereafter referred to as SFH, Inc., providing consulting services to the management and directors of Neighbor's Bancshares, Inc.

I.   SERVICES AND DUTIES

     (A)  TIMETABLES
          SFH, Inc. will advise the management and Board of Directors of Neighbor's Bancshares, Inc. on the establishment of a comprehensive plan for the development and execution of the company's stock offering. SFH, Inc. will assist the bank's management in establishing a computer database that will enable the bank's management and directors to gauge the progress of the capital raising campaign on a daily basis.

     (B)  COORDINATION OF MEDIA CAMPAIGNS

          PUBLIC RELATIONS (FREE ADVERTISING)
          SFH, Inc. will prepare written news releases regarding the bank, as well as the officers and directors. These releases, which are subject to approval, are intended to enhance the interest in the bank.

          MEDIA ANNOUNCEMENTS (PAID ADVERTISING)
          SFH, Inc. will prepare all layout and design work for the bank's "tombstone" Announcements with coupons, and will advise on placement and related marketing factors, such as location in newspaper, style of announcement, and announcement identification techniques.

     (C)  MARKETING OVERVIEW
          SFH, Inc. will advise management (Monday through Friday, weekends if necessary) how best to coordinate all aspects of the company's marketing campaign, including advice as to proven marketing techniques which have been successful in other Denovo bank stock offerings. SFH, Inc. will make sure the bank's management and directors are committed to the marketing campaign, as this is an essential point to a timely completion of the stock sale. Recommendations will be made on how to allocate each director's fund raising responsibilities. Advice will be offered to all officers and directors as to proven marketing techniques that will enable them to maximize their efforts. Included will be suggested form letters and notices. Investor meetings, including open houses, breakfast meetings, luncheon meetings, and cocktail receptions are the best settings for introducing the bank to potential investors.

     (D)  IRA KEOGH, PENSION AND PROFIT SHARING SUITABILITY
          SFH, Inc. will work with the officers and management of the bank in processing all retirement account purchases shares through the various types of retirement accounts that potential investors may have already established. If potential investors wish to use retirement funds to invest in the bank's stock, but do not have a retirement account established or have a custodian that will not process this type of transaction, then SFH, Inc. will seek out those retirement custodians who will allow such a transaction. SFH, Inc. will oversee all retirement account transactions to ensure they are properly initiated and completed.

     (E)  PRIVACY POLICY
          SFH, Inc. will not remove from Neighbor's Bancshares, Inc. any list that has been compiled by Neighbor's Bancshares, Inc. All computer discs or hardcopy lists of prospects and shareholders are the sole property of Neighbor's Bancshares, Inc. and will not be removed from the premises by SFH, Inc. or any of the staff of SFH, Inc.

II.  FEE ARRANGEMENT

     (A) SFH, Inc. will be paid the sum of $7500 upon the acceptance of this agreement, thereafter SFH, Inc. will receive the sum of $15,000 per month (paid upon the 10th of each month) unless terminated by Neighbor's Bancshares, Inc. or SFH, Inc. with a 30 day written notice by either party. The monthly fee will be prorated for any partial month.

     (B) Should Neighbor's Bancshares, Inc. receive commitments for the minimum capitalization within 60 days after the start date of August 10, 2002, SFH, Inc. will receive a $75,000 bonus, payable after Neighbor's Bancshares, Inc. breaks escrow. Should Neighbor's Bancshares, Inc. receive commitments for the minimum capitalization within 90 days after the start date of August 10, 2002, SFH, Inc. will receive a $50,000 bonus, payable after Neighbor's Bancshares, Inc. breaks escrow.

III. TERM OF AGREEMENT

          This Agreement shall begin 8/10/02, and shall end 11/10/02. This contract may be extended at the Bank's discretion.


The undersigned agree to the terms and conditions as outlined in this Agreement.


                                    /s/  Lee Bradley
                                    --------------------------------------
                                    Lee Bradley, President
                                    Southeast Financial Holdings, Inc.



                                    /s/  Phil Baldwin
                                    --------------------------------------
                                    Phil Baldwin, President, CEO
                                    Neighbor's Bancshares, Inc.